EXHIBIT 99.1

For Immediate Release

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. REPORTS FISCAL YEAR 2018 OPERATING RESULTS

DURANGO, Colorado (May 10, 2018) – Rocky Mountain Chocolate Factory, Inc. (Nasdaq Global Market: RMCF) (the “Company”) today reported its operating results for the three months and fiscal year ended February 28, 2018 (the “fourth quarter of FY2018” and “FY2018,” respectively). The Company franchises and operates gourmet chocolate and confection stores and self-serve frozen yogurt cafés, and manufactures an extensive line of premium chocolates and other confectionery products.

FY2018 DETAILS

●	Total revenue decreased 0.6 percent from $38.3 million during the fiscal year ended February 28, 2017 (“FY2017”) to $38.1 million during FY2018.

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Net income decreased 14.1 percent to $3.0 million, or $0.50 per basic share and diluted share during FY2018, compared to net income of $3.5 million, or $0.59 per basic share and $0.58 per diluted share during FY2017.

●	Operating income decreased 5.5 percent to $5.2 million during FY2018, compared with operating income of $5.5 million during FY2017.

●	Adjusted EBITDA (a non-GAAP measure defined and reconciled later in this release) decreased 4.4 percent to $7.1 million during FY2018, versus $7.5 million during FY2017.

●	Same-store pounds of product purchased from the Company’s factory by franchisees and co-branded licensees decreased 4.9 percent during FY2018 compared to FY2017.

●	Factory sales increased 2.5 percent during FY2018, compared to FY2017.

●

Royalty and marketing fees decreased 10.7 percent during FY2018, primarily due to a 14.6 percent decrease in the average number of domestic franchised locations in operation during FY2018 compared to FY2017.

●	Franchise fees more than doubled during FY2018, primarily due to an increase in international license fees during FY2018, compared to FY2017.

●

The Company’s franchisees and licensees opened five international Rocky Mountain Chocolate Factory licensed locations, six domestic Rocky Mountain Chocolate Factory franchise locations, six co-branded Cold Stone Creamery locations, one international self-serve frozen yogurt café, and one domestic self-serve frozen yogurt café during FY2018.

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On May 10, 2018, the Company announced that its 60th consecutive quarterly cash dividend in the amount of $0.12 per share will be paid on June 15, 2018 to shareholders of record at the close of business on June 5, 2018.

FOURTH QUARTER OPERATING RESULTS

Total revenue increased 1.3 percent to $10.5 million during the fourth quarter of 2018 compared to $10.4 million during the three months ended February 28, 2017 (the “fourth quarter of 2017”).

Factory sales increased 3.0 percent during the fourth quarter of 2018, compared to the fourth quarter of 2017, primarily due to a 7.5 percent increase in shipments of product to customers outside of our network of franchise retail locations. This increase was partially offset by a 0.4 percent decrease in purchases by our network of franchised and licensed retail locations. Same-store pounds purchased by domestic Rocky Mountain Chocolate Factory franchise and license locations decreased 8.6 percent in the fourth quarter of 2018, compared with the fourth quarter of 2017.

Retail sales increased 4.4 percent during the fourth quarter of 2018, primarily the result of an increase in the number of retail units in operation as a result of the acquisition of a franchise location during July 2017. Same-store sales at Company-owned stores and cafés decreased 6.1 percent in the fourth quarter of 2018 compared to fourth quarter of 2017.

Royalty and marketing fees decreased 8.0 percent in the fourth quarter of 2018, primarily due to an 11.9 percent decrease in the number of domestic franchised locations in operation during the fourth quarter of 2018 compared to the fourth quarter of 2017. The Company’s franchisees and licensees opened one domestic Rocky Mountain Chocolate Factory franchise location, two international Rocky Mountain Chocolate Factory locations, one Cold Stone Creamery co-branded location and one international self-serve frozen yogurt café during the fourth quarter of 2018. Complete lists of stores and cafés currently in operation are available on the Company’s websites at www.rmcf.com and www.u-swirl.com.

Franchise fees increased 42.5 percent in the fourth quarter of 2018, primarily resulting from an increase in international license fees during the fourth quarter of 2018 compared to the fourth quarter of 2017.

Income from operations increased 4.6 percent to $1,227,000 in the fourth quarter of 2018, compared with income from operations of $1,173,000 during the fourth quarter of 2017.

Interest expense, net of interest income, totaled $21,000 in the fourth quarter of 2018, compared with interest expense, net of interest income, of $29,000 in the fourth quarter of 2017. The decrease in net interest expense resulted from lower outstanding debt, the result of scheduled repayments towards a promissory note entered into in January 2014 to fund business acquisitions by U-Swirl, Inc.

The Company’s effective income tax rate in the fourth quarter of 2018 was 60.9 percent compared with 36.0 percent in the fourth quarter of 2017. This increase was due to the one-time revaluation of deferred tax assets and liabilities to the lower enacted U.S. corporate tax rate of 21% under the Tax Cuts and Jobs Act.

Net income decreased 35.6 percent to $471,000, or $0.08 per basic and diluted share in the fourth quarter of 2018, compared to net income of $732,000, or $0.13 per basic share and $0.12 per diluted share in the fourth quarter of 2017.

Adjusted EBITDA (a non-GAAP financial measure defined and reconciled later in this release) increased 3.9 percent during the fourth quarter of 2018 to $1.7 million, compared to $1.6 million in the fourth quarter of 2017.

FY2018 OPERATING RESULTS

Total revenue decreased 0.6 percent to $38.1 million during FY2018 compared to $38.3 million during FY2017.

Factory sales increased 2.5 percent during FY2018, compared to FY2017, primarily due to a 14.2 percent increase in shipments of product to customers outside our network of franchised retail stores, partially offset by a 2.7 percent decrease in shipments to our network of franchised and licensed stores. Same-store pounds purchased by domestic Rocky Mountain Chocolate Factory franchise and license locations decreased 4.9 percent in FY2018, compared with FY2017.

Retail sales decreased 7.7 percent during FY2018, primarily due to a decrease in the number of in retail units in operation during FY2018 due to the sale of certain Company-owned locations and the closure of a certain underperforming Company-owned location, partially offset by the acquisition of a franchised location. Same-store sales at all Company-owned stores and cafés decreased 3.9 percent in FY2018 compared to FY2017.

Royalty and marketing fees decreased 10.7 percent in FY2018, primarily due to a 14.6 percent decrease in the average number of domestic franchised locations in operation during FY2018 compared to FY2017. The Company’s franchisees and licensees opened six domestic Rocky Mountain Chocolate Factory franchise locations, five international locations, six Cold Stone Creamery co-branded locations, one domestic franchised self-serve frozen yogurt café and one international self-serve frozen yogurt café during FY2018. Complete lists of stores and cafés currently in operation are available on the Company’s websites at www.rmcf.com and www.u-swirl.com.

Franchise fees increased 109.9 percent in FY2018, resulting primarily from an increase in international license fees during FY2018 compared to FY2017.

Income from operations decreased 5.5 percent to $5.2 million in FY2018, compared with income from operations of $5.5 million during FY2017.

Interest expense, net of interest income, totaled $97,000 in FY2018, compared with interest expense, net of interest income, of $129,000 in FY2017. The decrease in net interest expense resulted from lower outstanding debt, the result of scheduled repayments towards a promissory note entered into in January 2014 to fund business acquisitions by U-Swirl, Inc.

The Company’s effective income tax rate in FY2018 was 42.2 percent compared with 36.1 percent in FY2017. This increase in the effective tax rate is primarily due to the revaluation of deferred tax assets and liabilities to the lower enacted U.S. corporate tax rate of 21% under the Tax Cuts and Jobs Act.

Net income decreased 14.1 percent to $3.0 million, or $0.50 per basic and diluted share in FY2018, compared to net income of $3.5 million, or $0.59 per basic share and $0.58 per diluted share in FY2017.

Adjusted EBITDA (a non-GAAP financial measure defined and reconciled later in this release) declined 4.4 percent in FY2018 to $7.1 million, compared with $7.5 million in FY2017.

Non-GAAP Financial Measures

Adjusted EBITDA, a non-GAAP financial measure, is computed by adding depreciation and amortization, equity compensation expenses, and restructuring and acquisition-related charges to GAAP income from operations.

This non-GAAP financial measure may have limitations as an analytical tool, and this measure should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. The Company believes that the adjusted EBITDA provides additional analytical information on the nature of ongoing operations excluding expenses not expected to recur in future periods, non-cash charges and variations in the effective tax rate among periods. For example, the Company believes that adjusted EBITDA is useful to investors because it provides a measure of operating performance and its ability to generate cash that is unaffected by non-cash accounting measures and non-recurring expenses. However, due to these limitations, the Company uses adjusted EBITDA as a measure of performance only in conjunction with GAAP measures of performance such as income from operations and net income. Reconciliations of this non-GAAP measure to their most comparable GAAP measure are included below.

Cash Dividends

On May 10, 2018, the Company announced that its 60th consecutive quarterly cash dividend of $0.12 per share will be paid on June 15, 2018 to shareholders of record at the close of business on June 5, 2018.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc., headquartered in Durango, Colorado, is an international franchiser of gourmet chocolate, confection and self-serve frozen yogurt stores and a manufacturer of an extensive line of premium chocolates and other confectionery products. As of May 10, 2018, the Company, through its subsidiaries and its franchisees and licensees operated 459 Rocky Mountain Chocolate Factory and self-serve frozen yogurt stores in 38 states, Canada, South Korea, Qatar, Panama, and The Republic of the Philippines. The Company’s common stock is listed on the NASDAQ Global Market under the symbol “RMCF.”

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties, and the Company undertakes no obligation to update any forward-looking information. Risks and uncertainties that could cause actual results to differ materially from those indicated or implied by forward-looking statements include, without limitation, changes in the confectionery business environment, seasonality, consumer interest in the Company’s products, general economic conditions, the success of the Company’s frozen yogurt business, receptiveness of our products internationally, consumer and retail trends, costs and availability of raw materials, competition, the success of the Company’s co-branding agreement with Cold Stone Creamery Brands, the success of international expansion efforts, the effect of government regulations and other risks. Readers are referred to the Company’s periodic reports filed with the SEC, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. The information contained in this press release is a statement of the Company’s present intentions, beliefs or expectations and is based upon, among other things, the existing business environment, industry conditions, market conditions and prices, the economy in general and the Company’s assumptions. The Company may change its intentions, beliefs or expectations at any time and without notice, based upon any changes in such factors, in its assumptions or otherwise. The forward-looking statements contained or referred to in this press release should be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on its behalf may issue.

For Further Information, please contact

Rocky Mountain Chocolate Factory, Inc. (970) 375-5678

(Financial Highlights Follow)

STORE INFORMATION

	New stores opened during
	the three months ended	Stores open as of
	February 28, 2018	February 28, 2018
United States
Rocky Mountain Chocolate Factory
Franchise Stores	1	183
Company-Owned Stores	0	5
Cold Stone Creamery	1	87
International License Stores	2	67
U-Swirl
Franchise Stores	0	115
Company-Owned Stores	0	5
International Franchise Stores	1	1
Total	5	463

SELECTED BALANCE SHEET DATA

(in thousands)

	February 28, 2018	February 28, 2017
Current Assets	$15,571	$15,151
Total Assets	$28,941	$29,418
Current Liabilities	$8,208	$8,060
Stockholder's Equity	$19,557	$18,829

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share data)

	Three Months Ended February 28,		Three Months Ended February 28,
	2018	2017	2018	2017
Revenues
Factory sales	$7,480	$7,264	71.2%	70.1%
Royalty and marketing fees	1,835	1,995	17.5%	19.3%
Franchise fees	119	83	1.1%	0.8%
Retail sales	1,066	1,021	10.2%	9.9%
Total Revenues	10,500	10,363	100.0%	100.0%

Costs and expenses
Cost of sales	6,269	6,362	59.7%	61.4%
Franchise costs	509	496	4.8%	4.8%
Sales and marketing	704	699	6.7%	6.7%
General and administrative	972	903	9.3%	8.7%
Retail operating	615	527	5.9%	5.1%
Depreciation and amortization, exclusive of depreciation and amortization expense of $135 and $123 included in cost of sales, respectively	204	203	1.9%	2.0%
Restructuring and acquisition related charges	-	-	0.0%	0.0%
Total Costs and Expenses	9,273	9,190	88.3%	88.7%

Income from operations	1,227	1,173	11.7%	11.3%

Other income (expense)
Interest expense	(25)	(38)	-0.2%	-0.4%
Interest income	4	9	0.0%	0.1%
Other, net	(21)	(29)	-0.2%	-0.3%

Income before income taxes	1,206	1,144	11.5%	11.0%

Provision for income taxes	735	412	7.0%	4.0%

Consolidated net income	471	732	4.5%	7.1%

Basic Earnings Per Common Share	$0.08	$0.13
Diluted Earnings Per Common Share	$0.08	$0.12

Weighted Average Common Shares Outstanding	5,903,436	5,854,372

Dilutive Effect of Employee Stock Awards	77,628	123,658

Weighted Average Common Shares Outstanding, Assuming Dilution	5,981,064	5,978,030

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share data)

	Fiscal Year Ended February 28,		Fiscal Year Ended February 28,
	2018	2017	2018	2017
Revenues
Factory sales	$26,057	$25,424	68.4%	66.4%
Royalty and marketing fees	7,225	8,095	19.0%	21.1%
Franchise fees	682	325	1.8%	0.8%
Retail sales	4,111	4,452	10.8%	11.6%
Total Revenues	38,075	38,296	100.0%	100.0%

Costs and expenses
Cost of sales	21,177	20,736	55.6%	54.1%
Franchise costs	2,098	2,067	5.5%	5.4%
Sales and marketing	2,489	2,658	6.5%	6.9%
General and administrative	3,905	4,005	10.3%	10.5%
Retail operating	2,389	2,404	6.3%	6.3%
Depreciation and amortization, exclusive of depreciation and amortization expense of $523 and $448 included in cost of sales, respectively	796	841	2.1%	2.2%
Restructuring and acquisition related charges	-	60	0.0%	0.2%
Total Costs and Expenses	32,854	32,771	86.3%	85.6%

Income from operations	5,221	5,525	13.7%	14.4%

Other income (expense)
Interest expense	(121)	(171)	-0.3%	-0.4%
Interest income	24	42	0.1%	0.1%
Other, net	(97)	(129)	-0.3%	-0.3%

Income before income taxes	5,124	5,396	13.5%	14.1%

Provision for income taxes	2,160	1,946	5.7%	5.1%

Consolidated net income	2,964	3,450	7.8%	9.0%

Basic Earnings Per Common Share	$0.50	$0.59
Diluted Earnings Per Common Share	$0.50	$0.58

Weighted Average Common Shares Outstanding	5,884,337	5,843,245

Dilutive Effect of Employee Stock Awards	96,099	150,447

Weighted Average Common Shares Outstanding, Assuming Dilution	5,980,436	5,993,692

 GAAP RECONCILIATION

ADJUSTED EBITDA

(in thousands)

	Three Months Ended February 28,
	2018	2017	Change
GAAP: Income from Operations	$1,227	$1,173	4.6%
Depreciation and Amortization	339	326
Equity Compensation Expense	134	137
Restructuring and acquisition related charges	-	-
Non-GAAP, adjusted EBITDA	$1,700	$1,636	3.9%

	Fiscal Year Ended February 28,
	2018	2017	Change
GAAP: Income from Operations	$5,221	$5,525	-5.5%
Depreciation and Amortization	1,319	1,289
Equity Compensation Expense	592	585
Restructuring and acquisition related charges	-	60
Non-GAAP, adjusted EBITDA	$7,132	$7,459	-4.4%